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                       PHILIPS PROPERTY HOLDINGS [ ], L.P.

                          LIMITED PARTNERSHIP AGREEMENT






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                       PHILIPS PROPERTY HOLDINGS [ ], L.P.

                          LIMITED PARTNERSHIP AGREEMENT

                                TABLE OF CONTENTS



Article/Section                                                            Page
---------------                                                            ----


I.    Definitions

II.   Organization, Offices, Purpose and Term
          2.01  Formation
          2.02  Name
          2.03  Offices and Registered Agent
          2.04  Purposes and Powers
          2.05  Term

III.  Partners and Capital
          3.01  Partners
          3.02  Capital Contributions of General Partner
          3.03  Capital Contributions of Limited Partners
          3.04  No Third Party Beneficiary
          3.05  Capital Accounts

IV.   Allocations of Profits and Losses
          4.01  Allocation of Profits
          4.02  Allocation of Losses
          4.03  Allocation of Included and Excluded Items
          4.04  Special Allocation Provisions
          4.05  Curative Allocations
          4.06  Allocations on Varying of Interests
          4.07 Shares of Excess Nonrecourse Liabilities in Determining Allocations of Profits and Losses

V.    Distributions and Withdrawals
          5.01  Distributions
          5.02  Application of Distributions
          5.03  Withdrawals from Capital Accounts

VI.   Management and Operations 6.01 Management of Partnership Affairs
          6.02  Rights and Powers of the General Partner
          6.03  Engagement of Affiliates
          6.04  Restrictions on Partnership Operations
          6.05  Reimbursement of Certain Expenses of the
               General Partner
          6.06  Operation in Accordance with REIT

               requirements
          6.07  Withdrawal or Resignation, Etc. of the
               General Partner


                                        i


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VII.  Rights and Obligations of Limited Partners
          7.01  Limited Liability
          7.02  No Participation in Management
          7.03  No Authority to Act
          7.04  Right to Examine Books and Records
          7.05  Right to Copy of Certificates
          7.06  Limitation on Withdrawal, Etc.
          7.07  Right to Return of Contributions

VIII. Transferability of Partners' Interests
          8.01  Transfers of Partners' Interests
          8.02  Requirements as to Costs and Acceptance
                of Agreement
          8.03  Admission of Substituted Limited Partners
          8.04  Nonpermitted Attempted Transfers

IX.   Dissolution and Termination
          9.01  Events Causing Dissolution
          9.02  Continuation By Action of the Partners
          9.03  Liquidation

X.    Books and Records; Accounting and Tax Matters
          10.01 Books and Records
          10.02 Tax Elections
          10.03 Tax Matters Partner

XI.   Amendments
          11.01 General Amendment Requirements
          11.02 Additional Restrictions
          11.03 Corrective or Technical Amendments

XII.  Miscellaneous
          12.01 Exculpation and Indemnification
          12.02 Power of Attorney
          12.03 Notices
          12.04 Section Headings
          12.05 Severability
          12.06 Governing Law
          12.07 Counterparts
          12.08 Partner in Interest
          12.09 Words
          12.10 Integrated Agreement


Exhibits
--------

     A.  Limited Partners [ss.3.01]
     B.  Description of the Property [ss.2.04]


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                       PHILIPS PROPERTY HOLDINGS [ ], L.P.

                          LIMITED PARTNERSHIP AGREEMENT


     This Limited Partnership Agreement (the "Agreement"), made and entered into as of ____, 199_ by and among PHILIPS SUB [ ], INC., a corporation organized pursuant to the laws of the State of Delaware (the "General Partner") and PHILIPS INTERNATIONAL REALTY, L.P., a limited partnership organized pursuant to the laws of the State of Delaware (the "initial Limited Partner") and the undersigned other parties hereto (together, the "Limited Partners").

     The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

     1.01. Whenever used in this Agreement, the following terms shall have the meanings set forth below:

          (a) "Act" means the Delaware Revised Uniform Limited Partnership Act, as from time to time amended.

          (b) "Affiliate" means, with respect to any person (i) any member of the immediate family (the spouse, parents, ancestors and descendants of the person's parents (whether natural or adopted by the whole or half blood) or the spouse's parents) of such or person if an individual; (ii) any trustee or beneficiary of a person; (iii) any legal representative, successor or assignee of any person referred to in the preceding clauses(i) and (ii);
     (iv) any trustee or trust for the benefit of any person referred to in the preceding clauses (i) through (iii); or (v) any entity directly or indirectly controlling, controlled by, or under common control with, such person. For such purpose, "control" (and similar words) means possessing the ability to influence the management or policies of a corporation, partnership or other entity.

          (c) "Capital Account" means the account of each Partner established and maintained on the books of the Partnership as provided in Section 3.05.

          (d) "Capital Contribution" in respect of any Partner means the amount of cash or cash equivalents or other consideration contributed by such Partner to the capital of the Partnership pursuant to Sections 3.02 or 3.03.

          (e) "Certificate" means the certificate of limited partnership of the Partnership as filed on ___, 199_ with the





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     Secretary of State of Delaware, as from time to time amended and filed pursuant to the Act and the terms of this Agreement.

          (f) "Code" means the Internal Revenue Code of 1986, as amended.

          (g) "Company" means Philips International Realty Corp., a corporation organized pursuant to the laws of the State of Maryland (and which is the general partner of Philips International Realty, L.P.)

          (h) "Exchange Agreement" means the Contribution and Exchange Agreement dated as of August 11, 1997, by and among Philips International Realty, L.P., the Partnership, the Existing Partnership, and other persons and entities listed as partners on Exhibit A thereto.

          (i) "Existing Partnership" means ____________________.

          (j) "General Partner" means Philips Sub [ ], Inc., a corporation organized pursuant to the laws of the State of Delaware, and any other person admitted as general partner of the Partnership, except that such term shall not include any person after it has resigned, or otherwise ceased to be, a general partner of the Partnership.

          (k) "Limited Partner" means any limited partner admitted to the Partnership pursuant to Section 3.01.

          (l) "Losses" of the Partnership for any period means the net losses of the Partnership for such period determined in accordance with the accounting method followed by the Partnership for United States federal income tax purposes.

          (m) "Partner" means either (including, in the plural, both) a General Partner or a Limited Partner in the Partnership.

          (n) "Partnership" means the partnership formed pursuant to this Agreement and the Act.

          (o) "Partnership Interest" means the interest of a Partner in the Profits and capital of the Partnership, including its Capital Account balance.

          (p) "Partnership Percentage" in respect of any Partner means that fraction, expressed as a percentage, having as its numerator the Capital Contribution of such Partner and having its denominator the aggregate Capital Contributions of all Partners.

          (q) "Profits" of the Partnership for any period means the net income of the Partnership for such period determined in accordance with the accounting method followed by the Partnership for United States federal income tax purposes.




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          (r) "Regulations" means the Treasury Regulations issued under the
     Code, as amended.

          (s) "REIT" means a real estate investment trust under Section 856 of the Code.


                                   ARTICLE II

                     Organization, Offices, Purpose and Term

     2.01. Formation. The Partners hereby form the Partnership as a limited partnership (the "Partnership") pursuant to the Act.

     2.02. Name. The name of the Partnership shall be "Philips Property Holdings [ ], L.P." The operations of the Partnership, however, may be conducted under any other name deemed necessary or desirable by the Partners or as may be necessary to comply with the requirements of any jurisdiction in which the Partnership may conduct operations.

     2.03. Offices and Registered Agent. The principal office of the Partnership shall be at c/o the General Partner at 417 Fifth Avenue, New York, New York 10016, or such other place as the General Partner may designate by notice to the Limited Partners. The initial registered office of the Partnership shall be at c/o United Corporate Services, Inc., 15 East North Street Dover, Delaware 19901. In addition, the Partnership may maintain such other offices as the General Partner may deem advisable at any other place or places. The registered agent of the Partnership for service of process shall be United Corporate Services, Inc. The General Partner may from time to time designate another registered agent or another location for the registered office of the Partnership upon notice to the Limited Partners.

     2.04. Purposes and Powers.

          (a) Subject to Section 6.04, the nature and purposes of the business to be conducted by the Partnership are to engage solely in the following:
     (i) directly or indirectly to acquire, own, finance, construct, improve, and operate the office property located at [insert address], as more particularly described in Exhibit B); provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be classified as a REIT for federal income tax purposes, unless the Company has determined to cease to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangements to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company's right in its sole discretion



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     to cease qualifying as a REIT, the Partners acknowledge that the Company's status as a REIT inures to the benefit of all of the Partners and not solely the Company.

          (b) The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, that the Partnership shall not take, or shall refrain from taking, any action which, (i) could adversely affect the ability of the Company to continue to qualify as a REIT, or (ii) could subject the Company to any additional taxes under Section 857 or Section 4981 of the Code or any successor or newly enacted provisions of the Code imposing other additional taxes or penalties on the Company.

     2.05. Term. The Partnership commenced on the filing of a certificate of limited partnership on ___, 199_. The Partnership shall continue until December 31, 209_, or until dissolved pursuant to Article IX, and for so long thereafter as is reasonably necessary for the winding up and liquidation of Partnership operations.




                                   ARTICLE III

                              Partners and Capital

     3.01. Partners.

          (a) Philips Sub [ ], Inc. shall be the General Partner.

          (b) Philips International Realty, L.P. shall be the initial Limited Partner. Other Limited Partners shall be as admitted from time to time and set forth in Exhibit A (as revised from time to time by the General Partner). A person shall be deemed admitted as a Limited Partner when the General Partner has accepted such person as a Limited Partner of the Partnership, and the books and records reflect such person as admitted to the Partnership as a Limited Partner.

          (c) After the formation of the Partnership, new (as distinguished from substituted) Limited Partners shall be admitted in the sole discretion of the General Partner.


     3.02. Capital Contributions of General Partner.

          (a) The General Partner shall upon formation of the Partnership make an initial Capital Contribution of $1,000 in cash or cash equivalents.



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          (b) The General Partner, as Capital Contributions are received from
     Limited Partners, shall make additional Capital Contributions consistent with the maintenance at all times of aggregate General Partner Capital Contributions at least equal to the lesser of (i) 1.01 percent of the aggregate Capital Contributions of all Limited Partners or (ii) that amount which will cause the General Partner's Capital Account balance to equal one
     (1) percent of the aggregate Capital Account balances of all Partners if positive (and otherwise, zero). The General Partner may also make additional Capital Contributions from time to time as may be deemed necessary for Partnership operations after taking into account other funds available to the Partnership.

     3.03. Capital Contributions of Limited Partners.

          (a) The initial Limited Partner shall, upon formation of the Partnership make an initial Capital Contribution of $1,000 in cash or cash equivalents.

          (b) The Limited Partners shall upon the Closing of the Exchange Agreement (as therein defined) make Capital Contributions of their interests in the Existing Partnership in exchange for Partnership Interests as provided in the Exchange Agreement. The Limited Partners, upon request of the General Partner, may from time to time (but shall not be obligated to), make additional Capital Contributions as may be deemed necessary by the General Partner for Partnership operations after taking into account other funds available to the Partnership.

     3.04. No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed among the parties hereto that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.


     3.05. Capital Accounts. A Capital Account shall be established and maintained by the Partnership for each Partner, generally as set forth below and specifically in accordance with Section 704 of the Code and Section 1.704-1(b)(2)(iv) of the Regulations.

          (a) Each Partner's Capital Account shall be increased



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     by (A) the amount of money contributed by it to the Partnership, including
     Partnership liabilities assumed by such Partner, and (B) allocations to it pursuant to Article IV of Partnership income and gain (or items thereof). The Partnership shall also make appropriate adjustments with respect to (1) any property contributed to the Partnership ("Contributed Property"), and
     (2) any property revalued on the books of the Partnership and the Partners' Capital Accounts ("Revalued Property"), in each instance as required or permitted by the Regulations.

          (b) Each Partner's Capital Account shall be decreased by (A) the amount of money distributed to it by the Partnership, including liabilities of such Partner assumed by the Partnership, and (B) allocations to it pursuant to Article IV of Partnership loss and deduction (or items thereof), including also allocations of Partnership expenditures which are neither deductible nor properly capitalized. The Partnership shall also make appropriate adjustments with respect to (1) any Contributed Property or Revalued Property which may be distributed, and (2) any losses or other adjustments appropriately attributable to Contributed Property or Revalued Property, in each instance as required or permitted by the Regulations.

          (c) Upon the transfer of all, or a part of, a Partner's interest in the Partnership, the Capital Account of the transferor that is attributable to the transferred interest will carry over to the transferee Partner, giving effect to any and all charges, credits or adjustments to the Capital Accounts of the Partners provided for in Section 1.704-1(b)(2)(iv) of the Regulations, including any such charges, credits or adjustments resulting from any elections under Section 754 of the Code or from a termination of the Partnership under Section 708(b)(1)(B) of the Code.



                                   ARTICLE IV

                        Allocations of Profits and Losses

     4.01. Allocation of Profits. The Profits of the Partnership for any period shall be credited to the respective Capital Accounts of the Partners as follows:

          (a) First, Partnership Profits shall be allocated to each Partner in the proportions and amounts necessary to restore Partnership Losses previously allocated to Partners (and not previously restored by allocations pursuant to this subsection), proceeding by reference to prior periods in the reverse order in which the prior Partnership Losses were allocated;

          (b) Next, if there shall remain any amount of Profits to be allocated, Partnership Profits shall be allocated to the Partners in accordance with their respective Partnership



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     Percentages.

     4.02. Allocation of Losses. The Losses of the Partnership for any period shall be debited to the respective Capital Accounts of the Partners in accordance with their respective Partnership Percentages.

     4.03. Allocation of Included and Excluded Items.

          (a) Items of Partnership income, expenses, etc., offset against one another in computing Profits or Losses for any taxable year of the Partnership, shall be allocated in the same proportions as Profits or Losses for such taxable year are allocated.

          (b) Items not otherwise taken into account in computing Profits or Losses shall be added thereto or subtracted therefrom as follows: (i) income exempt from federal income taxation shall be added, and (ii) nondeductible expenditures described in Section 705(a)(2)(B) of the Code or treated as so described under Section 1.704-1(b)(2)(iv)(i) of the Regulations shall be subtracted.

     4.04. Special Allocation Provisions.

          (a) Minimum Gain Chargeback. If there is a net decrease in the Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated, before any other allocation of Partnership items for such taxable year is made under Section 704(b) of the Code, items of gain from the disposition of any property subject to partner nonrecourse debt and thereafter other items of income and gain for such year (and, if necessary, subsequent years) equal to the amount of such decrease, to the extent of such Partner's share of such net decrease (computed for this purpose in the manner provided under Section 1.704-2(f) of the Regulations, after giving appropriate effect to the exceptions and waivers therein provided or authorized, including but not limited to the exceptions for certain conversions, refinancings and capital contributions) of such Partner at the end of such year. This provision relating to Minimum Gain Chargebacks is intended to comply with Sections 1.704-1(b)(4)(iv) and 1.704-2 of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations.


          (b) Notwithstanding anything to the contrary in this Agreement, if at the end of any taxable year, the sum of the Partners' deficit Capital Account balances exceeds the Partnership Minimum Gain, the Partners with deficits in their Capital Accounts shall, to the extent possible, and as rapidly as possible, be allocated Profits, if any, pro rata, in an amount which will eliminate such excess.

          (c) Qualified Income Offset. Notwithstanding anything



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     contained in this Agreement to the contrary, if any Partner receives an adjustment, allocation or distribution described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations which unexpectedly causes or increases a deficit in such Partner's Capital Account, such Partner will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. This provision relating to Qualified Income offsets is intended to comply with
     Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations.

          (d) For purposes of this section, the term "Partnership Minimum Gain" means the aggregate gains (of whatever character) of the Partnership, computed with respect to each nonrecourse debt of the Partnership, that would be realized by the Partnership upon disposition in taxable transactions of the Partnership properties subject to such debts in full satisfaction thereof.

          (e) For purposes of this section, the term "nonrecourse debt" means a Partnership liability secured by Partnership property and with respect to which none of the Partners has any personal liability as determined under
     Section 1.752-1(a)(2) of the Regulations.

          (f) (i) In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value at the time of contribution.

          (ii) In the event any Partnership property has been revalued on the books of the Partnership and the Capital Accounts of the Partners under
     Section 1.704-1(b)(2)(iv)(f) of the Regulations, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value in the same manner as under Section 704(c) of the Code and the Regulations thereunder.


          (iii) Any elections or other decisions relating to allocations under this Section 4.04 shall be made by the General Partner in any manner that reasonably reflects the purposes and intentions of this Agreement. Specifically, with respect to property contributed to the Partnership pursuant to the Exchange Agreement, variations between basis and value of Contributed Property shall be taken into account under the "traditional method" as described in Section 1.704-3(b) of the Regulations, unless otherwise determined by the General Partner and the



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     contributing Partner.

     4.05. Curative Allocations. If any allocation of gain, income, loss, expense or any other item is made pursuant to Sections 4.04(a), 4.04(b) or 4.04(c) of this Agreement (the "Regulatory Allocations") with respect to one or more Partners (the "Deficit Partners"), then the balance of such items for the current and all subsequent fiscal years shall be allocated among the Partners other than the Deficit Partners as if such items were allocated among all the Partners (including the Deficit Partners) without regard to the Regulatory Allocations and this section, until the amount of such items that would have been allocated to the Deficit Partners but for the Regulatory Allocations equal the amount allocated to the Deficit Partners pursuant to the Regulatory Allocations.

     4.06. Allocations on Varying of Interests.

          (a) Unless otherwise required by the Code or the Regulations or as agreed to by the General Partner, in its sole and absolute discretion, Profits or Losses allocable to Partners in respect of varying interests in the Partnership during any year shall be allocated in the manner described in Section 4.06 (b) below.

          (b) The allocation of Profits or Losses other than Profits or Losses arising from a liquidation of the Partnership during any year of the Partnership shall be based upon the length of time during such year, as measured by the effective date of any assignment or other varying of interests that the affected Partnership Interests were owned by each Partner and shall not be based upon the date or dates during such fiscal year in which income was earned or losses were sustained by the Partnership; provided, however, that the allocation of Profits or Losses resulting from a liquidation of the Partnership shall be based upon the date or dates such income was earned or losses were sustained.

     4.07. Shares of Excess Nonrecourse Liabilities in Determining Allocations of Profits and Losses. For the purposes of determining the Partners' shares of the excess nonrecourse liabilities of the Partnership (within the meaning of Section 1.752-3(a)(3) of the Regulations), the interest of each Partner in

Partnership profits shall be the share of each Partner in Partnership Profits provided in Section 4.01(b).


                                    ARTICLE V

                          Distributions and Withdrawals

     5.01. Distributions. The Partnership shall make distributions from time to time to the Partners of such available funds as the Partnership reasonably determines will not be



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necessary for the proper and beneficial conduct of Partnership operations.
Notwithstanding the foregoing, the General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Company's qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the Company to pay stockholder dividends that will (i) satisfy the REIT requirements and (ii) avoid any federal income or excise tax liability of the Company.

     5.02. Application of Distributions. In making distributions pursuant to
Section 5.01, the Partnership shall apply available Partnership funds, after payment or other adequate provision for all current liabilities of the Partnership (including indebtedness against Partnership property and for reasonable operating reserves), to distributions among all Partners in accordance with their respective Partnership Percentages.

     5.03. Withdrawals from Capital Accounts. Partners may not withdraw any amount from their Partnership Capital Accounts except to the extent that distributions authorized in this Agreement may for any purpose be deemed to constitute withdrawals.

                                   ARTICLE VI

                            Management and Operations

     6.01. Management of Partnership Affairs. The management and control of the Partnership and its operations and affairs shall rest exclusively with the General Partner. The General Partner (subject to the limitations set forth in this Agreement) shall have all the rights and powers which may be possessed by a general partner under the Act, and such rights and powers as are otherwise conferred by law or are necessary, advisable or convenient to the discharge of its duties under this Agreement and the Act and to the management of the operations and affairs of the Partnership. Persons dealing with the Partnership shall be entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.


         6.02. Rights and Powers of the General Partner. Without limiting the generality of the powers and rights of the General Partner set out in Section 6.01, but subject to the limitations set forth in Sections 2.04 and 6.04, it is agreed that the General Partner shall have the following rights and powers which it may exercise at the cost, expense and risk of the Partnership:

          (a) the employment of the capital and Profits of the Partnership in the exercise of any rights or powers possessed by the Partnership (or any nominee of the Partnership) or General Partner hereunder, including particularly in carrying out the purposes of the Partnership set out in
     Section 2.04(a);



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



          (b) the making of all decisions relating to the acquisition, sale, exchange, transfer, conveyance, assignment, encumbrance or other disposition for cash, other property, or on terms, of all or any part of, or interest in, real property, and the approval, rejection, execution and modification of leases and subleases of, and options, concessions, licenses and other agreements with respect to real property or any interest therein;

          (c) the borrowing of money and the obtaining of loans, secured and unsecured, for the Partnership and in connection therewith the issuance of notes, and other debt instruments, and the securing of the same by mortgaging, assigning for security purposes, pledging or hypothecating all or part of any real property and other assets of the Partnership, and the prepayment, in whole or in part, refinancing, recasting, modification, consolidation or extension of any such mortgage, assignment, pledge or other security instrument and, in connection therewith, the execution and delivery, for and on behalf of the Partnership, of any extensions, renewals or modifications thereof any new mortgages, assignments, pledges or other security instruments in lieu thereof; and

          (d) the placement of record title to real property, or any interest therein, in the names of nominees, the direction of the actions of any such nominee, the change or discontinuance of the use of any nominee, provided that one hundred (100%) percent of the beneficial ownership of any such nominee is vested in the Partnership, its General Partner or initial Limited Partner or an Affiliate thereof; and

          (e) the engagement, on behalf of the Partnership, of such professional persons, firms or corporations as the General Partner in its reasonable judgment shall deem advisable for the conduct and operation of the business of the Partnership, including, without limitation, brokers, mortgage bankers, lawyers, accountants, architects, engineers, consultants, contractors and purveyors of other such services for the Partnership on such terms and for such compensation or costs as the General Partner, in its reasonable judgment, shall determine. Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

     6.03. Engagement of Affiliates. The General Partner may, on behalf and at the expense of the Partnership, engage the General Partner or a firm in which the General Partner, a Limited Partner, or a Partner, officer, director, stockholder or

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Affiliate of any of them, has an interest, to render services to the Partnership and/or the assets of the Partnership, provided that the fees or other compensation payable for such services are specifically authorized by the terms of this Agreement or are comparable to those prevailing in arm's-length transactions for similar services and are approved by the Company's Board of Directors.

     6.04. Restrictions on Partnership Operations. Notwithstanding anything to the contrary in this Agreement:

          (a) The Partnership shall not commingle its funds with those of any Affiliate or any other entity. Funds and other assets of the Partnership shall be separately identified and segregated. All of the Partnership's assets shall at all times be held by or on behalf of the Partnership, and, if held on behalf of the Partnership by another entity, shall at all times be kept identifiable (in accordance with customary usage) as assets owned by the Partnership. The Partnership shall maintain its own separate bank accounts, payroll and books of account.

          (b) The Partnership shall pay from its own assets all obligations of any kind incurred by the Partnership (other than organizational expenses).

          (c) The Partnership shall take all appropriate action necessary to ensure its existence as a limited partnership in good standing under the laws of the State of Delaware.

          (d) All financial statements, accounting records and other partnership documents of the Partnership shall be maintained at an office separate from those of any Affiliate or any other entity.

          (e) The annual financial statements of the Partnership shall disclose, in accordance with and to the extent required under generally accepted accounting principles, any transactions between the Partnership and any Affiliate.


          (f) The Partnership shall at all times hold itself out to the public (including any Affiliate's creditors) as a separate and distinct entity operating under the Partnership's own name, and the Partnership shall act solely in its own name and through its own authorized officers and agents.

          (g) The Partnership shall pay out of its own funds salaries, if any, of its officers and employees, and shall reimburse any Affiliate for any service provided to the Partnership by such Affiliate (including those to be provided pursuant to any lease, administrative or management services agreement or other contract between the Partnership and any Affiliate) in accordance with the terms of any such lease, agreement or other contract.

     6.05. Reimbursement of Certain Expenses of the General Partner.

          (a) Except as provided in this Section 6.05 and elsewhere in this Agreement (including in Articles IV and V) the General Partner shall not be compensated for its services as general partner of the Partnership.

          (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership, including without limitation, any expenses incurred by the General Partner in connection with the management by the General Partner of any real property directly or indirectly owned by the Partnership.

     6.06. Operation in Accordance with REIT Requirements. The Partners acknowledge and agree that the Partnership shall be operated in a manner that will enable the Company to (i) satisfy the REIT requirements and (ii) avoid the imposition of any federal income or excise tax liability. The Partnership shall avoid taking any action which would result in the Company ceasing to satisfy REIT requirements or which would result in the imposition of any federal income or excise tax liability on the Company.

     6.07. Withdrawal or Resignation, Etc. of General Partner.

          (a) The General Partner shall not, without the prior written consent or unanimous vote of all other Partners, voluntarily withdraw or resign as a general partner of the Partnership or otherwise act with similar effect.

          (b) If the General Partner withdraws, resigns or otherwise ceases to be a General Partner pursuant to Section 9.01(a), its liability as a general partner shall cease as provided in the Act, and the Partnership shall promptly file an amendment to the Certificate and shall otherwise take all steps reasonably necessary under the Act to cause such a cessation of liability.



                                   ARTICLE VII

                   Rights and Obligations of Limited Partners

         7.01. Limited Liability. No Limited Partner shall be required to make capital contributions to the Partnership in addition to those required under
Section 3.03. No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof. However, the amount committed by it to the capital of the Partnership and its interest in Partnership assets shall be subject to liability therefor.

     7.02. No Participation in Management. A Limited Partner shall have no right to control, and shall take no part in the management or control of, the Partnership's activities or business, but may exercise the rights and powers of a Limited Partner under this Agreement.

     7.03. No Authority to Act. A Limited Partner shall have no power to represent, act for, sign for or bind the General Partner or the Partnership. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it by the Act and this Agreement.

     7.04. Right to Examine Books and Records. A Limited Partner shall have the right to examine the books and records of the Partnership (including without limitation the names and addresses of all Partners) as provided in Section 10.01, including the right to have such examination conducted without expense to the Partnership by any reasonable number of persons designated by such Limited Partner.

     7.05. Right to Copy of Certificates. Upon specific written request of any Limited Partner, the General Partner shall deliver or mail to such Limited Partner a copy of the Certificate or any certificate of amendment or other certificate required to be filed with the Secretary of State of the State of Delaware or with any other state or province. The General Partner shall have no obligation to deliver or mail any such certificate to a Limited Partner in the absence of such specific written request.

     7.06. Limitation on Withdrawal, Etc. A Limited Partner shall have no right to withdraw from the Partnership or to institute an action for dissolution of the Partnership, except in accordance with the provisions of the Act or except as provided in this Agreement.

     7.07. Right to Return of Contributions. No Limited Partner shall be entitled to the return of any portion of its Capital Contributions except as provided in Section 5.03 or to the extent, if any, that distributions made, or deemed to be made, pursuant to this Agreement may be considered as such by law, or by unanimous agreement of the Partners, or upon dissolution of the Partnership.



                                  ARTICLE VIII

                     Transferability of Partners' Interests

     8.01. Transfers of Partners' Interest. No Partner's Partnership Interest (including either any portion or the entirety thereof) shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of or encumbered, other than to another Partner.

     8.02. Requirements as to Costs and Acceptance of Agreement. The General Partner, as a condition to any sale, transfer or assignment of a Partnership Interest, may require that any purchaser, transferee or assignee pay to the Partnership such amount as is determined by the General Partner to be sufficient to pay all costs, including a share of allocated overhead costs, and legal fees and expenses, to be incurred in implementing any proposed transfer. Further, Partnership Interests may only be sold, transferred or assigned if the proposed purchaser, transferee or assignee agrees in written form satisfactory to the General Partner to be bound by this Agreement as then in effect and gives notice to the General Partner of the consummation of such sale, transfer or assignment. The effective date of such sale, transfer or assignment shall be the date determined by the General Partner, which shall in no event be later than the last day of the calendar month in which the General Partner receives notice thereof.

     8.03. Admission of Substituted Limited Partners. Notwithstanding anything in this Article to the contrary, any purchaser, transferee or assignee of a Partnership Interest shall become a substituted Limited Partner only with the consent of the General Partner, which consent may be granted or refused within the General Partner's discretion, and only upon compliance with all applicable provisions of law. No sale, transfer or assignment shall release the selling, transferring or assigning Limited Partner from any of its obligations under this Agreement unless its purchaser, transferee or assignee becomes a substituted Limited Partner.

     8.04. Nonpermitted Attempted Transfers. Any purported sale, transfer, assignment, pledge, hypothecation or other disposition of a whole or any part of a Partnership Interest which is not made in compliance with this Article shall be null and void ab initio.

                                   ARTICLE IX


                           Dissolution and Termination

     9.01. Events Causing Dissolution. This Partnership shall be dissolved by the occurrence of any of the following events:

          (a) The bankruptcy or any other event of withdrawal of a general partner within the meaning of the Act (including any retirement or transfer described in Article VIII, in violation of the requirements of said Article), or any other event which under the Act causes a dissolution of a partnership; provided, however, that an event of withdrawal of a general partner shall not be a dissolution event if there is a continuing general partner;

          (b) Expiration of the term of the Partnership as set forth in Section 2.05;

          (c) The completion of the sale or other disposition of all or substantially all of the Partnership assets;

          (d) The affirmative vote of all of the Partners adopting an amendment to this Agreement providing for the dissolution of the Partnership.

     9.02. Continuation by Action of the Partners. Notwithstanding Section 9.01(a), if any event of withdrawal of a general partner under the Act would otherwise cause dissolution of the Partnership, such dissolution shall not occur if all remaining Partners (or such lesser percentage of such Partners as may be permitted by the Act, but in no event less than a majority in interest of the Limited Partners) within ninety (90) days of the occurrence of such event, agree in writing to the continuation of the Partnership and to the appointment of one or more additional general partners as necessary or desired. If the Partnership is so continued, the withdrawing or expelled General Partner may withdraw capital contributions and other amounts to which it is properly entitled on such terms as may be set in the reasonable discretion of the successor General Partner.

     9.03. Liquidation. Upon a dissolution of the Partnership, the General Partner, or if there is no remaining General Partner, then an agent (the "Liquidating Agent"), designated for such purpose by the Limited Partners holding a majority in interest of the Limited Partners' interests hereunder, shall wind up the operations of the Partnership as promptly as shall be practicable. Thereafter, all the assets of the Partnership, or the proceeds therefrom if it shall have been decided as part winding up of operations to liquidate the same, to the extent sufficient therefor, shall be paid or applied and distributed in the following order:


          (a) To the payment and discharge (or the making of adequate provision for) all of the Partnership's debts and liabilities to persons other than Partners;

          (b) To the payment and discharge of all of the Partnership's debts and liabilities to Partners (other than in respect of their Partnership Interests); and

          (c) Finally, the balance of such assets or proceeds shall be distributed on an asset by asset basis among the Partners in accordance with the balances in their respective Capital Accounts (any distributions in kind to be based upon their values as reasonably determined during the winding up of Partnership operations). If the General Partner, at the time of distributions pursuant to this paragraph, shall have a deficit

Capital Account, it shall contribute to the Partnership an amount sufficient to eliminate such deficit.

     Distributions upon liquidation of the Partnership (or any Partner's interest in the Partnership) and related adjustments shall be made by the end of the taxable year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by the Regulations.


                                    ARTICLE X

                  Books and Records; Accounting and Tax Matters

     10.01. Books and Records. The books and records of the Partnership shall be kept in accordance with tax accounting principles, reflecting all Partnership transactions, and shall be appropriate for the Partnership's operations. Each Partner shall have reasonable access to the Partnership's books and records at the location or locations where such books and records are maintained.

     10.02. Tax Elections. The Partnership shall make such tax elections as it may deem appropriate, including, but not limited to, an election under Section 754 of the Code, in accordance with applicable procedures.

     10.03. Tax Matters Partner. The General Partner is designated as the "Tax Matters Partner" as that term is used in Section 6231(a)(7)(A) of the Code.


                                   ARTICLE XI

                                   Amendments

     11.01. General Amendment Requirements. Except as otherwise set forth in this Article, this Agreement may be amended in whole or in part upon the unanimous vote or written consent of all Partners. A change in Exhibit A, made by the General Partner in accordance with the provisions of this Agreement, shall not be deemed an amendment.

     11.02. Additional Restrictions. Notwithstanding anything to the contrary, and in addition to the foregoing, no amendment to Section 8.01 or any portion of this Section 11.02 relating to Section 8.01 shall become effective unless also approved by the Company's Board of Directors.

     11.03. Corrective or Technical Amendments. Notwithstanding Section 11.01, and subject to the limitation set forth in Section 11.02, the General Partner is authorized to amend this Agreement in any way deemed necessary or desirable by it (a) for the purposes of curing any formal defect, omission, or inconsistency therein, or (b) to satisfy mandatory governmental requirements. Notice of each such amendment shall be given to all other Partners no later than sixty (60) days after the execution or the effective date thereof, whichever shall be the later.


                                   ARTICLE XII

                                  Miscellaneous

     12.01. Exculpation and Indemnification.

          (a) Exculpation. The doing of any act or the failure to do any act by the General Partner, its directors, officers, employees and agents, or the Liquidating Agent, the effect of which may cause or result in loss or damage to the Partnership, if done pursuant to advice of legal counsel employed by or on behalf of the General Partner on behalf of the Partnership, or if done to promote the best interests of the Partnership, shall not subject any such person to any liability to the Partnership or the Partners; provided, that the foregoing shall not relieve any person of liability hereunder if it shall have been determined by a court of competent jurisdiction that such person acted so as to be liable for actual fraud, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of its or his office, which liability shall survive such person's ceasing to hold its or his office and any dissolution of the Partnership.

          (b) Indemnification. The Partnership shall indemnify any Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that it is or was a Partner against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually or reasonably incurred by it in connection with such action, suit or proceeding if it acted in good faith and in a manner it reasonably believed to be or not opposed to the best interests of the Partnership.

     12.02. Power of Attorney.

          (a) Each Limited Partner does hereby make, constitute and appoint the General Partner and any successor thereto, each with full power of substitutions, as its true and lawful attorney with respect to affairs of the Partnership, for it and in its name, place and stead and for its own use and benefit to:

               (i) Execute, swear to, acknowledge, deliver, file and record on its behalf in the appropriate public offices and publish (1) the Certificate; (2) all instruments which the General Partner deems appropriate to reflect any amendment, change (including but not limited to a change of membership) or modification of the Partnership in accordance with the terms of this Agreement; (3) certificates of fictitious or assumed name; (4) all certificates and other instruments and all amendments thereto which the General Partner deems appropriate or necessary to qualify, or to continue the qualification of, the Partnership as a limited partnership wherein a limited partner has limited liability in any jurisdiction in which the Partnership may conduct business; (5) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement; and (6) consents to the withdrawal or reduction of a Limited Partner's invested capital.

               (ii) Take any actions, comparable to those set forth in Section 12.02(a)(i), with respect to any partnership or comparable organization in which the Partnership owns an interest.

          (b) The power of attorney granted under Section 12.02(a) by the Limited Partners to the General Partner is a special power of attorney coupled with an interest and is irrevocable. It may be exercised by said General Partner for the Limited Partners by a facsimile signature of one of the officers of the General Partner or by listing all of the Limited Partners executing any instrument over the signature of one of the General Partner's officers acting as Attorney in Fact for all of them. It will survive the delivery of any assignment by a Limited Partner of the whole or any portion of its Partnership Interest, except that in cases in which the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file instruments necessary to effect such substitution.

     12.03. Notices. Any notice, payment, demand, or other communication required to be given by any provision of this Agreement shall be made in writing and shall be deemed to have been delivered and given for all purposes (i) if delivered personally to the party to whom the same is directed, or (ii) whether or not the same is actually received, if sent by facsimile, telex or by registered or certified mail, return receipt requested, postage and charges prepaid addressed to the last address of the relevant party provided upon execution of this Agreement or by notice hereunder; and shall be deemed to be given as the date delivered if delivered personally, or the first business day following the date of transmission by facsimile or telex, or five (5) days after the date on which the same was deposited in the mail, addressed and sent as aforesaid.

     12.04. Section Headings. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provisions thereof.

     12.05. Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

     12.06. Governing Law. The law of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

     12.07. Counterparts. The Agreement may be executed in any number of counterparts with separate signature pages, with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

     12.08. Parties in Interest. Subject to the provisions contained in Article VIII hereof, each and every covenant, term, provision and agreement herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

     12.09. Words. Whenever the singular number is used herein, and required by the context, the same shall include the plural, and vice versa. The masculine gender, when used herein shall include the feminine and neuter genders, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.


     12.10. Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.



                                     GENERAL PARTNER:

                                     PHILIPS SUB [ ], INC.


                                     By:
                                         -----------------------------------




                                     LIMITED PARTNER:


                                     --------------------------------------

                                    EXHIBIT A

                                LIMITED PARTNERS
                                ----------------



                                                       Capital
Name and Address                                     Contribution
----------------                                     ------------

                                    EXHIBIT B

                           DESCRIPTION OF THE PROPERTY
                           ---------------------------